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                                                                      EXHIBIT 13



                     Anchor National Life Insurance Company
                         Variable Annuity-Account Five
          (Portion Relating to the Seasons Advisor Variable Annuity)
               Schedule For Computation of Performance Quotations

SEASONS ADVISOR

ONE YEAR

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

                                                                     Large    Large       Large       Mid       Mid
                            Moderate    Balanced    Conservative      Cap      Cap         Cap        Cap       Cap        Small
PERFORMANCE:      Growth     Growth      Growth        Growth        Growth   Composite   Value      Growth    Value        Cap
                  ------    --------    --------    ------------     ------   ---------   -----      ------    ------      ------
Fund Value       $841.10    $874.30     $928.60       $973.70       $723.00   $846.40    $1,144.50   $812.20   $1,274.00   $825.20
One Year Yield    -15.89%    -12.57%      -7.14%        -2.63%       -27.70%   -15.36%      -14.45%   -18.78%      27.40%   -17.48%
Period Years        1.00       1.00        1.00          1.00          1.00      1.00         1.00      1.00        1.00      1.00

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

                                     Diversified                        Focus
                  International        Fixed           Focus         Growth and     Focus
                     Equity            Income          Growth          Income       TechNet
                  --------------     ------------      -------       -----------    -------
Fund Value          $770.50           $1,060.80         N/A             N/A          N/A
One Year Yield       -22.95%               6.08%        N/A             N/A          N/A
Period Years           1.00                1.00         1.00            1.00         1.00

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STANDARDIZED LIFETIME RETURNS

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
                                                        Moderate       Balanced      Conservative        Large Cap      Large Cap
                                         Growth         Growth         Growth        Growth              Growth         Composite
                                        ---------       --------       --------      ------------        ---------      ---------
Fund Value                              $1,694.47       $1,619.38      $1,488.69      $1,404.35           $1,008.25     $1,038.09
Annualized Yield Since Inception            13.93%          12.56%         10.34%          8.76%               0.38%         1.74%
Period Years                                 4.04            4.04           4.04           4.04                2.17          2.17
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
                                        Large Cap       Mid Cap        Mid Cap       Small Cap
                                        Value           Growth         Value
                                        ---------       --------       --------      ------------
Fund Value                              $1,231.12       $1,364.49      $1,415.47      $1,116.12
Annualized Yield Since Inception            10.07%          15.42%         17.39%         5.20%
Period Years                                 2.17            2.17           2.17          2.17
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
                                        International     Diversified      Focus         Focus Growth       Focus
                                        Equity            Fixed Income     Growth        and Income         TechNet
                                        ---------         ------------     ---------     ------------       --------
Fund Value                                $957.16         $1,053.45          $763.10        $895.00          $701.30
Annualized Yield Since Inception            -2.00%             2.46%          -23.69%       -10.50%           -29.87%
Period Years                                 2.17              2.14             0.81          0.33              0.33
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